Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137483 of Best Buy Co., Inc., on Form S-8, of our report dated June 25, 2009, relating to the financial statements and financial statement schedule of Best Buy Retirement Savings Plan, appearing in this Annual Report on Form 11-K of Best Buy Retirement Savings Plan as of and for the years ended December 31, 2008 and 2007.

Minneapolis, Minnesota
June 25, 2009